Exhibit 22.1

SUBSIDIARY GUARANTORS AND ISSUERS

Broadmark Realty Capital Inc. (the “Company”) registered debt securities on a Form S-3 Registration Statement (File No. 333-251075) (the “Registration Statement”) that may be offered and sold by the Company and that may be guaranteed by its subsidiaries, BRMK Lending, LLC and BRMK Management, Corp. The Registration Statement also included debt securities of BRMK Lending, LLC that if offered and sold will be guaranteed by the Company and may be guaranteed by BRMK Management, Corp.